Exhibit 99.1

News Release

Contacts:

Leslie S. Magee

Chief Financial Officer

225-298-5261

lmagee@he-equipment.com

Jeffrey L. Chastain

Vice President of Investor Relations

225-952-2308

jchastain@he-equipment.com

H&E Equipment Services, Inc. Reports

Fourth Quarter and Full Year 2022 Results

BATON ROUGE, La. -- (February 22, 2023) -- H&E Equipment Services, Inc. (NASDAQ: HEES) (“H&E”, or the “Company”) today announced results for the fourth quarter and full year ended December 31, 2022, bringing to close a year of record financial performance and significant expansion. On October 1, 2021, the Company sold its crane business, (the “Crane Sale”). All results and comparisons for the periods reported are presented on a continuing operations basis with the Crane Sale reported as discontinued operations in certain statements and schedules accompanying this report.

FOURTH QUARTER 2022 SUMMARY

•
Revenues increased 25.6% to $353.1 million compared to $281.3 million in the fourth quarter of 2021.
•
Net income was $51.2 million compared to $21.7 million in the fourth quarter of 2021. The effective income tax rate was 26.1% compared to 25.8% in the fourth quarter of 2021.
•
EBITDA (earnings before interest, taxes, depreciation, and amortization) increased 56.1% to $171.5 million compared to $109.9 million in the fourth quarter of 2021, resulting in a margin of 48.6% of revenues compared to 39.1% over the same period of comparison.
•
Total equipment rental revenues were $275.7 million, an increase of $72.0 million, or 35.3%, compared to $203.7 million in the fourth quarter of 2021. Rental revenues were $245.0 million, an increase of $63.0 million, or 34.6%, compared to $182.0 million in the fourth quarter of 2021.
•
Used equipment sales increased 2.5% to $30.2 million compared to $29.5 million in the same quarter of 2021. Margins also improved to 51.2% compared to 39.3% in the fourth quarter of 2021.

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H&E Equipment Services Reports Fourth Quarter 2022 Results

February 22, 2023

•
New equipment sales totaled $21.5 million, a decline of 4.5% when compared to $22.5 million in the fourth quarter of 2021.
•
Gross margin improved to 45.1% compared to 42.0% in the same quarter of 2021.
•
Total equipment rental gross margins were 47.9% compared to 46.3% in the fourth quarter of 2021. Rental gross margins were 53.1% compared to 51.7% over the same period of comparison.
•
Average time utilization (based on original equipment cost) was 72.0% compared to 73.1% in the fourth quarter of 2021. The Company’s rental fleet based on original acquisition cost ended 2022 at approximately $2.4 billion, representing a 26.8% increase from 2021.
•
Average rental rates, excluding One Source, improved 10.6% when compared to the fourth quarter of 2021 and 1.8% when compared to the third quarter of 2022.
•
Dollar utilization improved to 41.9% compared to 39.3% in the fourth quarter of 2021.
•
Average rental fleet age on December 31, 2022, was 43.6 months compared to an industry average age of 53.3 months.
•
Closed the sale of the Komatsu earthmoving distribution business for proceeds of $29.2 million. A gain of $15.4 million was recognized on the sale and recorded as $12.9 million gain on the sale of property and equipment and $2.5 million gain on other, net.
•
Paid regular quarterly cash dividend of $0.275 per share of common stock.

Brad Barber, chief executive officer, summarized H&E’s superior performance in the fourth quarter, commenting, “Our results showed solid fleet utilization, continued gains in equipment pricing, further fleet growth, and branch expansion. In addition, figures for the quarter included the operations from One Source Equipment Rentals, Inc. ("One Source") following the closing of our acquisition on October 1, 2022. Physical fleet utilization remained at a healthy level, averaging 72.0% despite pressure from typical seasonal factors that contributed to a decline in the measure of 110 basis points when compared to the fourth quarter of 2021 and 130 basis points on a sequential quarterly basis. Rental rates, which exclude One Source, improved 10.6% compared to the same quarter a year ago and 1.8% on a sequential quarterly basis. Both measures remained among the best in our industry. Our fleet original equipment cost ("OEC") closed the quarter at a record of approximately $2.4 billion, with gross capital expenditures in the quarter of $128.3 million and a record gross investment of $507.8 million for all of 2022. Finally, we opened two new branch locations in the quarter, closing the year with a total of 10 branch openings for the second consecutive year. We began 2023 with a network of 120 branches across 29 states."

Mr. Barber explained the Company’s optimism for 2023, stating, “Favorable trends have emerged in the equipment rental industry and represent a promising outlook. We expect the robust business environment to persist through the year as strong project backlogs and accelerating federally funded programs escalate spending, particularly in the non-residential and industrial end markets. We believe these positive trends are sustainable, due in part to a rise in federal programs addressing improvements in infrastructure that require extended periods to complete. In addition, we expect further growth in rental penetration to drive new demand for equipment as the combination of unfavorable fiscal conditions, including rising interest rates, and lingering delays in equipment deliverability encourage a shift by certain customers away from the ownership of equipment. These multiple catalysts for increased rental demand should maintain healthy equipment utilization and contribute to an attractive pricing environment characterized by modest sequential quarterly rate improvement."

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H&E Equipment Services Reports Fourth Quarter 2022 Results

February 22, 2023

In closing remarks, Mr. Barber described the Company's growth objectives for 2023 and stressed the importance of a successful expansion strategy. He summed up the year by saying, "Numerous achievements in 2022, which included the completion of our transition to a pure-play rental business and 18% growth in our branch location count, have served to fortify a sound base for future operations and strategic growth. These achievements contributed to our impressive financial performance, including record revenues and margins, while adding greater scale after our expansion into new geographies and increased branch density in existing regions. We remain focused on further growth initiatives in 2023 and believe this fundamentally sound industry will continue to create opportunities. Growth initiatives for the year include further expansion of our branch network, with a revised range of 10 to 15 new locations, up from 10 new branches in each of the last two years. Also, we are targeting a gross fleet investment of $500 million to $550 million as we continue to support existing stores and the new branch locations with both a young fleet and a diversified mix of equipment lines. Finally, attractive acquisition opportunities continue to appear in our industry and an evaluation of suitable targets remains part of our comprehensive growth strategy in 2023."

FINANCIAL DISCUSSION FOR FOURTH QUARTER 2022

Revenue

Total revenues increased 25.6% to $353.1 million in the fourth quarter of 2022 from $281.3 million in the fourth quarter of 2021. Total equipment rental revenues increased 35.3% to $275.7 million compared to $203.7 million in the fourth quarter of 2021. Rental revenues increased 34.6% to $245.0 million compared to $182.0 million in the fourth quarter of 2021. Used equipment sales increased 2.5% to $30.2 million compared to $29.5 million in the same quarter of 2021. New equipment sales decreased 4.5% to $21.5 million compared to $22.5 million in the same quarter of 2021. Parts sales of $15.7 million were unchanged from the fourth quarter of 2021 while service revenues of $8.6 million increased 3.0% compared to $8.3 million over the same period of comparison.

Gross Profit

Gross profit increased 34.8% in the fourth quarter of 2022 to $159.4 million compared to $118.2 million in the fourth quarter of 2021. Gross margin of 45.1% for the fourth quarter of 2022 compared to 42.0% for the fourth quarter of 2021. On a segment basis, gross margin on total equipment rentals was 47.9% in the fourth quarter of 2022 compared to 46.3% in the fourth quarter of 2021. Rental margins were 53.1% compared to 51.7% over the same period of comparison. On average, rental rates in the fourth quarter of 2022 were 10.6% better than rates in the fourth quarter of 2021. Time utilization (based on original equipment cost) was 72.0% in the fourth quarter of 2022 compared to 73.1% in the fourth quarter of 2021. Gross margins on used equipment sales were 51.2%, up from 39.3% over the same period of comparison. Gross margins on new equipment sales were 13.6% in the fourth quarter of 2022 compared to 14.5% in the fourth quarter of 2021. Gross margins on parts sales and service revenues were 28.6% and 63.9%, respectively, in the fourth quarter of 2022 and compared to gross margins of 25.8% and 63.5%, respectively, over the same period of comparison.

Rental Fleet

At the end of the fourth quarter of 2022, the original acquisition cost of the Company’s rental fleet was approximately $2.4 billion, which represented a 26.8%, or $498.5 million increase from the end of the fourth quarter of 2021. Dollar utilization for the fourth quarter of 2022 improved to 41.9% compared to 39.3% in the fourth quarter of 2021.

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H&E Equipment Services Reports Fourth Quarter 2022 Results

February 22, 2023

Selling, General and Administrative Expenses

SG&A expenses for the fourth quarter of 2022 were $94.5 million, an increase of $17.1 million, or 22.0%, compared to $77.4 million in the fourth quarter of 2021. The higher expenses were primarily due to a $9.4 million increase in employee salaries, wages, incentive compensation related to increased profitability, payroll taxes and related employee benefits, a $1.6 million increase in facilities expenses, a $1.3 million increase in professional fees and a $1.0 million increase in depreciation expense. SG&A expenses in the fourth quarter of 2022 as a percentage of total revenues were 26.8% compared to 27.5% in the fourth quarter of 2021. Approximately $3.3 million of SG&A expenses in the fourth quarter were attributable to the One Source acquisition, while another $3.6 million of expenses resulted from branch openings since the fourth quarter of 2021.

Income from Operations

Income from operations for the fourth quarter of 2022 was $78.8 million, or 22.3% of revenues, compared to $41.6 million, or 14.8% of revenues.

Interest Expense

Interest expense was $13.5 million for the fourth quarter of 2022, or essentially unchanged from the fourth quarter of 2021.

Net Income

Net income in the fourth quarter of 2022 was $51.2 million, or $1.41 per diluted share, compared to net income in the fourth quarter of 2021 of $21.7 million, or $0.59 per diluted share. The effective income tax rate for the fourth quarter of 2022 was 26.1% compared to 25.8% in the same quarter of 2021.

EBITDA

EBITDA in the fourth quarter of 2022 increased 56.1% to $171.5 million, or 48.6% of revenues, compared to $109.9 million, or 39.1% of revenues, in the fourth quarter of 2021.

FINANCIAL DISCUSSION FOR THE YEAR ENDED DECEMBER 31, 2022

Revenue

Revenues totaled $1.2 billion, an increase of $181.7 million, or 17.1%, when compared to $1.1 billion in 2021. Total equipment rental revenues increased 31.0% to $956.0 million compared to $729.7 million in 2021. Rental revenues increased 29.8% to $847.6 million compared to $653.0 million in 2021. Used equipment sales decreased 32.8% to $90.9 million from $135.2 million in the previous year. New equipment sales decreased slightly to $92.5 million compared to $92.7 million in the previous year. Parts sales declined 1.5% to $64.6 million from $65.6 million in 2021 while service revenues increased 3.6% to $34.2 million from $33.0 million in the previous year.

Gross Profit

Gross profit increased 33.7%, or $139.8 million, to $555.2 million in 2022 from $415.4 million in 2021. Gross margin improved 550 basis points in 2022 to 44.6% compared to 39.1% for 2021. On a segment basis, gross margin on total equipment rentals was 48.1% compared to 43.3% in 2021. Rental margins were 53.2% compared to 48.4% in the previous year. On average, 2022 rental rates, excluding One Source, increased 9.3% compared to 2021. In 2022, time utilization (based on original equipment cost) of 72.3% was 260 basis points better than the year-ago result of 69.7%. Gross margins on used equipment sales improved to 48.8% compared to 36.2% in the previous year. Gross margins on new equipment sales were 14.2% compared to 12.8% in the previous year. Gross margins on parts sales were 27.9% compared to 26.3% a year ago while gross margins on service revenues were 64.3% in 2022 compared to 66.0% in 2021.

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H&E Equipment Services Reports Fourth Quarter 2022 Results

February 22, 2023

Selling, General and Administrative Expenses

SG&A expenses for 2022 were $343.8 million compared to $290.8 million in 2021, an increase of $53.1 million, or 18.2%. The increase was primarily attributable to a $30.0 million increase in employee salaries, wages, incentive compensation, payroll taxes, and related employee benefits, a $5.5 million increase in facilities expenses following the addition of 10 new branches, a $4.1 million increase in professional fees and a $2.7 million increase in costs associated with liability insurance. Approximately $18.0 million of the increased SG&A expenses in 2022 were related to the Company's expansion efforts, including $14.7 million of new branch expansion and $3.3 million resulting from the One Source acquisition. In 2022, SG&A expenses as a percentage of total revenues were 27.6% compared to 27.4% a year ago.

Income from Operations

Income from operations in 2022 totaled $228.2 million, or 18.3% of revenues, compared to $132.3 million, or 12.5% of revenues in 2021.

Interest Expense

Interest expense in 2022 was $54.0 million, or essentially unchanged from the previous year.

Net Income (Loss)

Net income in 2022 totaled $133.7 million, or $3.70 per diluted share, compared to net income in 2021 of $60.6 million, or $1.66 per diluted share. The effective income tax rate in 2022 was 26.0% compared to 25.9% in 2021.

EBITDA

EBITDA for 2022 was $535.7 million compared to $393.6 million in 2021. EBITDA in 2022 as a percentage of revenues was 43.0% compared to 37.0% in 2021.

Non-GAAP Financial Measures

This press release contains certain non-Generally Accepted Accounting Principles ("GAAP") measures (EBITDA, Adjusted EBITDA, Adjusted Income from Operations, Adjusted Net Income (Loss), Adjusted Net Income (Loss) per share and the disaggregation of equipment rental revenues and cost of sales numbers) detailed below. EBITDA and Adjusted EBITDA are non-GAAP measures as defined under the rules of the Securities and Exchange Commission ("SEC"). We define Adjusted EBITDA for the periods presented as EBITDA adjusted for the gain/loss on sale of discontinued operations.

We use EBITDA and Adjusted EBITDA in our business operations to, among other things, evaluate the performance of our business, develop budgets and measure our performance against those budgets. We also believe that analysts and investors use EBITDA and Adjusted EBITDA as supplemental measures to evaluate a company’s overall operating performance. However, EBITDA and Adjusted EBITDA have material limitations as analytical tools and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. We consider them useful tools to assist us in evaluating performance because they eliminate items related to components of our capital structure, taxes and non-cash charges. The items that we have eliminated in determining EBITDA for the periods presented are interest expense, income taxes, depreciation of fixed assets (which includes rental equipment and property and equipment) and amortization of intangible assets and, in the case of Adjusted EBITDA, any other non-recurring items described above applicable to the particular period. However, some of these eliminated items are significant to our business. For example, (i) interest expense is a necessary element of our costs and ability to generate revenue because we incur a significant amount of interest expense related to our outstanding indebtedness; (ii) payment of income taxes is a necessary element of our costs; and (iii) depreciation is a necessary element of our costs and ability to generate revenue because rental equipment is the single largest

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H&E Equipment Services Reports Fourth Quarter 2022 Results

February 22, 2023

component of our total assets and we recognize a significant amount of depreciation expense over the estimated useful life of this equipment. Any measure that eliminates components of our capital structure and costs associated with carrying significant amounts of fixed assets on our consolidated balance sheet has material limitations as a performance measure. In light of the foregoing limitations, we do not rely solely on EBITDA and Adjusted EBITDA as performance measures and also consider our GAAP results. EBITDA and Adjusted EBITDA are not measurements of our financial performance or liquidity under GAAP and, accordingly, should not be considered alternatives to net income, operating income or any other measures derived in accordance with GAAP. Because EBITDA and Adjusted EBITDA may not be calculated in the same manner by all companies, these measures may not be comparable to other similarly titled measures used by other companies.

Conference Call

The Company’s management will hold a conference call to discuss fourth quarter 2022 results today, February 22, 2023, at 10:00 a.m. (Eastern Time). To listen to the call, participants should dial 844-887-9400 approximately 10 minutes prior to the start of the call. A telephonic replay will become available after 1:00 p.m. (Eastern Time) on February 22, 2023, and will continue through March 1, 2023, by dialing 877-344-7529 and entering the confirmation code 7368128.

The live broadcast of the Company’s quarterly conference call will be available online at www.he-equipment.com on February 22, 2023, beginning at 10:00 a.m. (Eastern Time) and will remain available for 30 days. Related presentation materials will be posted to the “Investor Relations” section of the Company’s web site at www.he-equipment.com prior to the call. The presentation materials will be in Adobe Acrobat format.

About H&E Equipment Services, Inc.

Founded in 1961, H&E Equipment Services, Inc. is one of the largest rental equipment companies in the nation. The Company’s fleet is among the industry’s youngest and most versatile with a superior equipment mix comprised of aerial work platforms, earthmoving, material handling, and other general and specialty lines. H&E serves a diverse set of end markets in many high-growth geographies including branches throughout the Pacific Northwest, West Coast, Intermountain, Southwest, Gulf Coast, Southeast, Midwest, and Mid-Atlantic regions.

Forward-Looking Statements

Statements contained in this press release that are not historical facts, including statements about H&E’s beliefs and expectations, are “forward-looking statements” within the meaning of the federal securities laws. Statements containing the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend,” “foresee” and similar expressions constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following: (1) risks related to a global pandemic, including COVID-19, and similar health concerns, such as the scope and duration of the outbreak, government actions and restrictive measures implemented in response to the pandemic, material delays and cancellations of construction or infrastructure projects, labor shortages, supply chain disruptions and other impacts to the business; (2) general economic conditions and construction and industrial activity in the markets where we operate in North America; (3) our ability to forecast trends in our business accurately, and the impact of economic downturns and economic uncertainty in the markets we serve (including as a result of current uncertainty due to COVID-19 and inflation); (4) the impact of conditions in the global credit and commodity markets (including as a result of current volatility and uncertainty in credit and commodity markets due to COVID-19 and increased interest rates) and their effect on construction spending and the economy in general; (5) trends in oil and natural

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H&E Equipment Services Reports Fourth Quarter 2022 Results

February 22, 2023

gas could adversely affect the demand for our services and products; (6) inability to obtain equipment and other supplies for our business from our key suppliers on acceptable terms or at all, as a result of supply chain disruptions, insolvency, financial difficulties, supplier relationships or other factors; (7) increased maintenance and repair costs as we age our fleet and decreases in our equipment’s residual value; (8) our indebtedness; (9) risks associated with the expansion of our business and any potential acquisitions we may make, including any related capital expenditures, or our inability to consummate such acquisitions; (10) our possible inability to integrate any businesses we acquire; (11) competitive pressures; (12) security breaches, cybersecurity attacks, failure to protect personal information, compliance with data protection laws and other disruptions in our information technology systems; (13) adverse weather events or natural disasters; (14) risks related to climate change and climate change regulation; (15) compliance with laws and regulations, including those relating to environmental matters, corporate governance matters and tax matters, as well as any future changes to such laws and regulations; and (16) other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release, whether as a result of any new information, future events or otherwise. These statements are based on the current beliefs and assumptions of H&E’s management, which in turn are based on currently available information and important, underlying assumptions. Investors, potential investors, security holders and other readers are urged to consider the above-mentioned factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

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H&E Equipment Services Reports Fourth Quarter 2022 Results

February 22, 2023

H&E EQUIPMENT SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

(Amounts in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenues:
Equipment rentals	$275,676	$203,686	$956,042	$729,700
Used equipment sales	30,226	29,499	90,885	135,245
New equipment sales	21,513	22,516	92,526	92,677
Parts sales	15,670	15,684	64,646	65,623
Services revenues	8,593	8,340	34,226	33,034
Other	1,439	1,527	6,193	6,518
Total revenues	353,117	281,252	1,244,518	1,062,797
Cost of revenues:
Rental depreciation	$79,134	59,467	267,395	227,772
Rental expense	35,733	28,465	128,850	109,365
Rental other	28,779	21,540	99,554	76,934
	143,646	109,472	495,799	414,071
Used equipment sales	14,754	17,897	46,569	86,323
New equipment sales	18,581	19,246	79,430	80,822
Parts sales	11,194	11,631	46,611	48,346
Services revenues	3,106	3,044	12,228	11,237
Other	2,470	1,739	8,718	6,635
Total cost of revenues	193,751	163,029	689,355	647,434
Gross profit	159,366	118,223	555,163	415,363
Selling, general and administrative expenses	94,485	77,417	343,845	290,791
Gain on sales of property and equipment, net	13,925	797	16,836	7,748
Income from operations	78,806	41,603	228,154	132,320
Other income (expense):
Interest expense	(13,538)	(13,460)	(54,033)	(53,758)
Other, net	3,953	1,136	6,609	3,162
Total other expense, net	(9,585)	(12,324)	(47,424)	(50,596)
Income from operations before provision for income taxes	69,221	29,279	180,730	81,724
Provision for income taxes	18,069	7,549	47,036	21,160
Net income from continuing operations	$51,152	$21,730	$133,694	$60,564

Discontinued Operations:
Income (loss) from discontinued operations before provision (benefit) for income taxes	$—	$41,702	$(2,049)	$55,948
Provision (benefit) for income taxes	—	10,346	(525)	13,972
Net income (loss) from discontinued operations	$—	$31,356	$(1,524)	$41,976

Net income	$51,152	$53,086	$132,170	$102,540

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H&E Equipment Services Reports Fourth Quarter 2022 Results

February 22, 2023

H&E EQUIPMENT SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

(Amounts in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net income from continuing operations per common share:
Basic	$1.42	$0.60	$3.72	$1.67
Diluted	$1.41	$0.59	$3.70	$1.66
Net income (loss) from discontinued operations per common share:
Basic	$—	$0.86	$(0.04)	$1.16
Diluted	$—	$0.86	$(0.04)	$1.15
Net income per common share:
Basic	$1.42	$1.46	$3.68	$2.83
Diluted	$1.41	$1.45	$3.66	$2.81
Weighted average common shares outstanding:
Basic	35,997	36,347	35,943	36,261
Diluted	36,153	36,544	36,089	36,451
Dividends declared per common share outstanding	$0.275	$0.275	$1.10	$1.10

H&E EQUIPMENT SERVICES, INC.

SELECTED BALANCE SHEET DATA (unaudited)

(Amounts in thousands)

	December 31, 2022	December 31, 2021
Cash and cash equivalents	$81,330	$357,296
Rental equipment, net	1,418,951	1,116,456
Total assets	2,291,699	2,080,447
Total debt (1)	1,251,594	1,250,000
Total liabilities	1,890,657	1,777,065
Stockholders' equity	401,042	303,382
Total liabilities and stockholders' equity	$2,291,699	$2,080,447

(1)
Total debt consists of the aggregate amounts on the senior unsecured notes and finance lease obligations.

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H&E Equipment Services Reports Fourth Quarter 2022 Results

February 22, 2023

H&E EQUIPMENT SERVICES, INC.

UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Amounts in thousands, except per share amounts)

	Three Months Ended December 31,
	2021			2021
	As Reported	Adjustment		As Adjusted
Gross profit	$118,223	$—		$118,223
Selling, general and administrative expenses	77,417	—		77,417
Gain on sale of property and equipment, net	(797)	—		(797)
Income from continuing operations	41,603	—		41,603
Interest expense	(13,460)	—		(13,460)
Other income, net	1,136	—		1,136
Income from continuing operations before provision for income taxes	29,279	—		29,279
Provision for income taxes	7,549	—		7,549
Net income from continuing operations	$21,730	$—		$21,730

Income (loss) from discontinued operations before provision (benefit) for income taxes	41,702	(42,072)	(1)	(370)
Provision (benefit) for income taxes	10,346	(10,437)		(91)
Net income (loss) from discontinued operations	$31,356	$(31,635)		$(279)

Net income	$53,086	$(31,635)		$21,451

(1)
Adjustment consists of gain on sale of discontinued operations.

H&E EQUIPMENT SERVICES, INC.

UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Amounts in thousands, except per share amounts)

	Three Months Ended December 31,
	2021		2021
	As Reported	Adjustment	As Adjusted
NET INCOME PER SHARE (1)
Basic - Net income from continuing operations per common share:	$0.60	$—	$0.60
Basic - Net income (loss) from discontinued operations per common share:	$0.86	$(0.87)	$(0.01)
Basic - Net income per common share:	$1.46	$(0.87)	$0.59
Basic - Weighted average common shares outstanding:	36,347	36,347	36,347

Diluted - Net income from continuing operations per common share:	$0.59	$—	$0.59
Diluted - Net income (loss) from discontinued operations per common share:	$0.86	$(0.87)	$(0.01)
Diluted - Net income per common share	$1.45	$(0.87)	$0.59
Diluted - Weighted average common shares outstanding:	36,544	36,544	36,544

(1)
Because of the method used in calculating per share data, the summation of the above per share data may not necessarily total to the as adjusted per share data.

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H&E Equipment Services Reports Fourth Quarter 2022 Results

February 22, 2023

H&E EQUIPMENT SERVICES, INC.

UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Amounts in thousands, except per share amounts)

	Twelve Months Ended December 31,
	2021			2021
	As Reported	Adjustment		As Adjusted
Gross profit	$415,363	$—		$415,363
Selling, general and administrative expenses	290,791	—		290,791
Gain on sale of property and equipment, net	(7,748)	—		(7,748)
Income from continuing operations	132,320	—		132,320
Interest expense	(53,758)	—		(53,758)
Other income, net	3,162	—		3,162
Income from continuing operations before provision for income taxes	81,724	—		81,724
Provision for income taxes	21,160	—		21,160
Net income from continuing operations	$60,564	$—		$60,564

Income from discontinued operations before provision (benefit) for income taxes	55,948	(42,072)	(1)	13,876
Provision (benefit) for income taxes	13,972	(10,437)		3,535
Net income from discontinued operations	$41,976	$(31,635)		$10,341

Net income	$102,540	$(31,635)		$70,905

(1)
Adjustment consists of gain on sale of discontinued operations.

H&E EQUIPMENT SERVICES, INC.

UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Amounts in thousands, except per share amounts)

	Twelve Months Ended December 31,
	2021		2021
	As Reported	Adjustment	As Adjusted
NET INCOME PER SHARE (1)
Basic - Net income from continuing operations per common share:	$1.67	$—	$1.67
Basic - Net income from discontinued operations per common share:	$1.16	$(0.87)	$0.29
Basic - Net income per common share:	$2.83	$(0.87)	$1.96
Basic - Weighted average common shares outstanding:	36,261	36,261	36,261

Diluted - Net income from continuing operations per common share:	$1.66	$—	$1.66
Diluted - Net income from discontinued operations per common share:	$1.15	$(0.87)	$0.28
Diluted - Net income per common share	$2.81	$(0.87)	$1.95
Diluted - Weighted average common shares outstanding:	36,451	36,451	36,451

(1)
Because of the method used in calculating per share data, the summation of the above per share data may not necessarily total to the as adjusted per share data.

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H&E Equipment Services Reports Fourth Quarter 2022 Results

February 22, 2023

H&E EQUIPMENT SERVICES, INC.

UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Amounts in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021

Net Income	$51,152	$53,086	$132,170	$102,540
Net Income (loss) from discontinued operations	—	31,356	(1,524)	41,976
Net Income from continuing operations	51,152	21,730	133,694	60,564
Interest Expense	13,538	13,460	54,033	53,758
Provision for income taxes	18,069	7,549	47,036	21,160
Depreciation	87,096	66,153	296,310	254,158
Amortization of intangibles	1,682	992	4,660	3,970

EBITDA from continuing operations	$171,537	$109,884	$535,733	$393,610

Net income (loss) from discontinued operations	$—	$31,356	$(1,524)	$41,976
Provision (benefit) for income taxes	—	10,346	(525)	13,972
Depreciation	—	—	—	4,803

EBITDA from discontinued operations	$—	$41,702	$(2,049)	$60,751
Loss (gain) on sale of discontinued operations	—	(42,072)	1,917	(42,072)
Adjusted EBITDA from discontinued operations	$—	$(370)	$(132)	$18,679

Adjusted EBITDA	$171,537	$109,514	$535,601	$412,289

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H&E Equipment Services Reports Fourth Quarter 2022 Results

February 22, 2023

H&E EQUIPMENT SERVICES, INC.

UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Amounts in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
RENTAL
Equipment rentals (1)	$245,004	$181,993	$847,555	$653,004
Rental other	30,672	21,693	108,487	76,696
Total equipment rentals	275,676	203,686	956,042	729,700

RENTAL COST OF SALES
Rental depreciation	79,134	59,467	267,395	227,772
Rental expense	35,733	28,465	128,850	109,365
Rental other	28,779	21,540	99,554	76,934
Total rental cost of sales	143,646	109,472	495,799	414,071

RENTAL REVENUES GROSS PROFIT (LOSS)
Equipment rentals	130,137	94,061	451,310	315,867
Rentals other	1,893	153	8,933	(238)
Total rental revenues gross profit	$132,030	$94,214	$460,243	$315,629

RENTAL REVENUES GROSS MARGIN
Equipment rentals	53.1%	51.7%	53.2%	48.4%
Rentals other	6.2%	0.7%	8.2%	-0.3%
Total rental revenues gross margin	47.9%	46.3%	48.1%	43.3%

(1)
Pursuant to SEC Regulation S-X, our equipment rental revenues are aggregated and presented in our unaudited consolidated statements of operations in this press release as a single line item, “Equipment Rentals.” The above table disaggregates our equipment rental revenues for discussion and analysis purposes only.

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